                                                                      EXHIBIT 21



                                  SUBSIDIARIES
                                       OF
                        INTERUNION FINANCIAL CORPORATION



Name of Subsidiary                           Jurisdiction of Incorporation
------------------                           -----------------------------

Bearhill Limited                             British Virgin Islands
Credifinance Capital Inc.                    Ontario, Canada
Credifinance Realty Corp.                    Ontario, Canada
Credifinance Securities Ltd.                 Ontario, Canada
I & B Inc.                                   State of Delaware
Marbury Trading Corporation                  Panama



NOTE: All subsidiaries do business under their official names.



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